Exhibit 5



                                                             July 19, 2002



LifePoint, Inc.
1205 S. DuPont Street
Ontario, CA  91716

Dear Sirs and Madams:

        We refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by LifePoint, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 5,939,644 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), to be offered by the holders thereof named in the table under the caption "Selling Stockholders" in the Prospectus constituting Part I of the Registration Statement (the "Prospectus"). Of such shares, an aggregate of 2,720,000 shares (the "Shares") have been issued to eight accredited investors in connection with the Company's private placement pursuant to Regulation D under the Securities Act closed in April 2002 (the "Offering") and an aggregate of 27,960 shares have been issued to four Selling Stockholders upon four exercises, and one partial exercise, of Other Warrants (as such term is hereinafter defined). Additionally, the Registration Statement includes an aggregate of 3,191,684 shares (the "Underlying Shares") of the Common Stock which will be offered by the holders thereof when and if such holders exercise
(a) Common Stock purchase warrants expiring April 1, 2007 (the "Investor Warrants") to purchase an aggregate of 544,000 shares of the Common Stock which were sold to them as part of units in the Offering; (b) Common Stock purchase warrants also expiring April 1, 2007 (the "Compensatory Warrants') to purchase an aggregate of 326,400 shares of the Common Stock issued to these participants in the Offering as compensation for the Company's failure to accomplish a registration objective; (c) Common Stock purchase warrants expiring April 2, 2007 (the "Placement Agent Warrants") to purchase an aggregate of 210,500 shares of the Common Stock issued to (i) one of the Selling Stockholders as compensation for its services as placement agent for the Offering, (ii) assignees of such Selling Stockholder and (iii) a former placement agent for the Company, all of whom or which are named in the Prospectus as Selling Stockholders; and (c) Common Stock purchase warrants with expiration dates ranging from January 7, 2003 to January 29, 2007 (the "Other Warrants") to purchase an aggregate of 2,110,784 shares of the Common Stock issued during the past five years to the holders or their transferors for various purposes other than in connection with the Offering.

        We have examined the Restated Certificate of Incorporation of the Company, its By-Laws, its minutes and other corporate proceedings and corporate records relating to the authorization and, where applicable, the issuance of the Shares, the Investor Warrants, the Placement Agent's Warrants, the Other Warrants and, the Underlying Shares and have reviewed the Registration Statement in the form intended to be filed. In our opinion, we have made such an investigation and examination as we have deemed necessary for the purposes of expressing an informed opinion on the matters hereafter discussed.


        Based upon such examination and review, it is our opinion that:

        1. The Company is duly organized and validly under the laws of the State of Delaware; and

        2. The 2,747,960 outstanding shares are validly issued, fully paid and non-assessable.

        3. The Underlying Shares will be, when issued in accordance with the respective terms of the Investor Warrants, the Compensatory Warrants, the Placement Agent Warrants or the Other Warrants, validly issued, fully paid and non-assessable.

        In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Interests of Named Experts and Counsel" included in the Prospectus.

                                              Very truly yours,


                                              /s/WACHTEL & MASYR, LLP